UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2018

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 3, 2018, H&R Block, Inc. (the “Company”) and Kathryn M. Collins mutually agreed that her last day of employment as the Company’s Senior Vice President and Chief Marketing and Strategy Officer will be January 17, 2018. Ms. Collins will be entitled to receive applicable payments pursuant to the terms and conditions of the H&R Block Executive Severance Plan, as amended and restated effective November 8, 2013 (the “Executive Severance Plan”), subject to execution by Ms. Collins of a Severance and Release Agreement as described in the Executive Severance Plan. The Executive Severance Plan is described in the Company’s Definitive Proxy Statement filed on August 2, 2017 and a copy of the Executive Severance Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 8, 2013, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: January 5, 2018	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary